Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

MARTEN TRANSPORT, LTD.

(AS ADOPTED AUGUST 15, 2023)

ARTICLE I

Offices

Section 1. Registered Office. The registered office of Marten Transport, Ltd. (the “Corporation”) to be maintained in the State of Delaware is as designated in the Certificate of Incorporation. The Board of Directors of the Corporation (the “Board of Directors”) may, from time to time, change the location of the registered office. On or before the day that such change is to become effective, a certificate of such change and of the address of the new registered office shall be filed with the Secretary of State of the State of Delaware.

Section 2. Other Offices. The Corporation may establish and maintain such other offices, within or without the State of Delaware, as are from time to time authorized by the Board of Directors.

ARTICLE II

Meetings of Stockholders

Section 1. Place of Meeting. All meetings of the stockholders shall be held at such place, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors and stated in the notices or waivers of notice of such meetings.

Section 2. Annual Meeting. Annual meetings of the stockholders, for the purpose of electing directors or for the transaction of any other business as may come before the meeting, shall be held on such date and at such time as may be designated by the Board of Directors and stated in the notices or waivers of notice of such meetings.

Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chief Executive Officer and shall be called by the Chief Executive Officer at the request in writing of two or more members of the Board of Directors. Such request shall be by certified or registered mail or delivered in person to the Chief Executive Officer and shall state the purpose or purposes of the proposed meeting. No business shall be transacted at any special meeting of stockholders except that stated in the notice of the meeting.

Section 4. Notice of Meetings of Stockholders. Written notice of the date, time and place and, in the case of any special meeting, the purpose or purposes of the special meeting, shall be mailed, postage prepaid, not less than 10 nor more than 60 days before such meeting, to each stockholder entitled to vote at such meeting at the address of such stockholder as the same appears upon the books of the Corporation.

Section 5. Voting Records. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this provision or the books of the Corporation or to vote in person or by proxy at any meeting of the stockholders.

Section 6. Waiver of Notice. A stockholder may waive notice of a meeting of stockholders. A written waiver, signed by the stockholder entitled to notice, whether given before, at or after the meeting, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 7. Quorum and Adjournment. The holders of a majority of the voting power of the shares present in person or by proxy entitled to vote at a meeting shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, even though the withdrawal of a number of stockholders originally present leaves less than the proportion or number otherwise required for a quorum.

Section 8. Voting Rights. A stockholder may cast his vote in person or by proxy. When a quorum is present at the time a meeting is convened, the vote of the holders of a majority of the shares entitled to vote on any question present in person or by proxy shall decide such question unless the question is one upon which, by express provision of the applicable statute or the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 9. Manner of Voting. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be valid after three years from its date, unless the proxy expressly provides for a longer period. A proxy may be executed in writing (or by an electronic transmission permitted by applicable law, including Rule 14a-19 (or any successor thereto) (“Rule 14a-19”) promulgated under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)) by the stockholder, or by such stockholder’s duly authorized attorney in fact. A proxy may be in the form of an electronic transmission that sets forth or is submitted with information from which it can be determined the identity of the stockholder granting such authorization, and that the transmission was authorized by the stockholder. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

Section 10. Record Date. The Board of Directors may fix a date, not less than 10 nor more than 60 days preceding the date of any meeting of stockholders, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting, and in such case only stockholders of record on the date so fixed, or their legal representatives, shall be entitled to notice of and to vote at such meeting, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of such period.

Section 11. Organization of Meetings. The Chief Executive Officer shall preside at all meetings of the stockholders, and in his or her absence any person chosen by the stockholders present shall act as chairman. The Secretary shall act as secretary of all meetings of the stockholders, and in his or her absence any person appointed by the chairman shall act as secretary.

Section 12. Inspection. The chairman of the meeting may at any time appoint two or more inspectors to serve at any meeting of the stockholders. Any inspector may be removed, and a new inspector or inspectors appointed, by the Board of Directors at any time. Such inspectors shall decide upon the qualifications of voters, accept and count the votes for and against the question, respectively, declare the results of such vote, and subscribe and deliver to the secretary of the meeting a certificate stating the number of shares of stock issued and outstanding and entitled to vote thereon and the number of shares voted for and against the question, respectively. The inspectors need not be stockholders of the Corporation, and any director or officer of the Corporation may be an inspector on any question other than a vote for or against his or her election to any position with the Corporation or on any other question in which he or she may be directly interested. Before acting as herein provided, each inspector shall subscribe an oath faithfully to execute the duties of an inspector with strict impartiality and according to the best of his or her ability.

Section 13. Action Without a Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 14. Notice of Stockholder Business and Nominations.

(A)         Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or any committee thereof or (c) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 14 is delivered to the Secretary and on the record date for the determination of stockholders entitled to vote at the annual meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 14.

(2) For any nominations or other business to be properly brought before an annual meeting of stockholders of the Corporation by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 14, the stockholders must have given timely notice thereof in writing to the Secretary, and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than 5:00 p.m., Central time, on the ninetieth (90th) day, nor earlier than 5:00 p.m., Central time, on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not later than 5:00 p.m., Central time, on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(3) In the case of a nomination, such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in a contested election, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, without regard to the application of the Exchange Act to either the nomination or the Corporation, (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director for the entire term if elected; and (iii) a statement whether such person would be in compliance if elected as a director of the Corporation and will comply with all applicable corporate governance policies and guidelines of the Corporation, including conflict of interest, code of conduct, confidentiality and stock ownership and trading policies and guidelines of the Corporation; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (each, a “party” as used herein) (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of each such beneficial owner; (ii) (1) the class or series and number of shares of capital stock of the Corporation which are owned, directly or indirectly, beneficially or of record by each party; (2) any agreement, arrangement or understanding, written or oral (including any derivative, long or short position, profit interest, forward, future, swap, option, warrant, convertible security, stock appreciation right or similar right, hedging transaction, repurchase agreement or arrangement, borrowed or loaned shares and so-called “stock borrowing” agreement or arrangement), the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the Corporation, to transfer to or from any person or entity, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, to maintain, increase or decrease the voting power of any person or entity with respect to securities of the Corporation or to provide any person or entity, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise and without regard to whether such agreement, arrangement or understanding is required to be reported on a Schedule 13D, 13F or 13G in accordance with the Exchange Act (a “Derivative Instrument”) to which such party is a party or that is directly or indirectly owned beneficially by any such party, which Derivative Instruments shall be disclosed without regard to whether (x) any such Derivative Instrument conveys any voting rights in shares of any class or series of capital stock of the Corporation to such party; (y) any such Derivative Instrument is required to be, or is capable of being, settled through delivery of shares of any class or series of capital stock of the Corporation; or (z) such party may have entered into other transactions that hedge or mitigate the economic effect of such Derivative Instrument; (3) any proxy, contract, arrangement, understanding, or relationship pursuant to which either party has a right to vote, directly or indirectly, any security of the Corporation; (4) any rights to dividends on the shares of the Corporation owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the Corporation; (5) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (6) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such party’s immediate family sharing the same household (which information set forth in this clause (ii) shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date); (iii) a description of all arrangements or understanding between each such party and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made; (iv) any direct or indirect interest of such party in any contract with the Corporation or any affiliate of the Corporation (including any employment agreement, collective bargaining agreement or consulting agreement); (v) a complete and accurate description of any pending, or to such party’s knowledge, threatened, legal proceeding in which such party is a party or participant involving the Corporation or, to such party’s knowledge, any current or former officer, director, affiliate or associate of the Corporation; (vi) identification of the names and addresses of other stockholders (including beneficial owners) known by such party to support the nomination by such stockholder and, to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s); (vii) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such party (regardless of whether such party is actually required to file a Schedule 13D); (viii) any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14(a) of the Exchange Act (whether or not such party intends to deliver a proxy statement or conduct a proxy solicitation); provided, however, that the disclosures in the foregoing subclauses (i) through (viii) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a party solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; (ix) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and such stockholder (or qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to nominate the persons named in the notice; (x) a representation whether either party intends to, or is part of a group that intends to, deliver a proxy statement and form of proxy to a sufficient number of holders of the Corporation’s voting shares reasonably believed by such party to elect its nominee or nominees and/or whether or not either such party intends to otherwise solicit proxies from stockholders in support of such nominee or nominees; and (xi) a representation as to whether or not the stockholder or beneficial owner, if any, or any of their respective affiliates, associates or others acting in concert therewith, intended to solicit proxies in support of director nominees in accordance with Rule 14a-19.

(4) To be eligible to be a nominee for election as a director of the Corporation at an annual or special meeting of stockholders, the proposed nominee must be nominated in the manner prescribed in this Section 14 and must deliver (in accordance with the notice deadline prescribed in paragraph (A)(2) of this Section 14 or the time period prescribed for delivery in a notice to such proposed nominee given by or on behalf of the Board of Directors), to the Secretary at the principal executive offices of the Corporation, (a) a completed written questionnaire (in a form provided by the Corporation) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and (b) a written representation and agreement (in a form provided by the Corporation) that such proposed nominee (i) is not and, if elected as a director during such director’s term of office, will not become a party to (1) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (ii) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director and (iii) if elected as a director of the Corporation, will comply with the applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation (and, if requested by any proposed nominee, the Secretary shall provide to such proposed nominee all such policies and guidelines then in effect).

In addition to the information required pursuant to the foregoing provisions of this Section 14, any proposed nominee shall also provide to the Corporation such other information as the Corporation may reasonably request. Such information shall be considered timely if provided to the Corporation promptly upon request by the Corporation but in any event within five (5) business days after such request. In addition, the Board of Directors may require any proposed nominee to submit to interviews with the Board of Directors or any committee thereof, and such proposed nominee shall make such proposed nominee available for any such interviews within ten (10) days following the date of any reasonable request therefor from the Board of Directors or any committee thereof.

(5) Notwithstanding the foregoing provisions of this Section 14, unless otherwise required by law, (a) no stockholder making such a nomination shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such stockholder has complied with Rule 14a-19 in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder in a timely manner unless the information required by Rule 14a-19(b) has been provided in a preliminary or definitive proxy statement previously filed by such person and (b) if any stockholder making such a nomination (i) provides notice pursuant to Rule 14a-19(b), and (ii) subsequently fails to comply with the requirements of Rule 14a-19 or any other rules and regulations thereunder, including the provision to the Corporation of notices required thereunder in a timely manner, then the Corporation shall disregard any proxies or votes solicited for any proposed nominees on the Corporation’s proxy card other than the Corporation’s nominees and such nomination shall be disregarded, notwithstanding that proxies in favor thereof may have been received by the Corporation. In addition, any stockholder that provides notice pursuant to Rule 14a-19(b) shall notify the Secretary within two (2) business days of any change in such stockholder’s intent to solicit proxies from the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees. Upon request by the Corporation, if any stockholder making such a nomination provides notice pursuant to Rule 14a-19(b), such stockholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3). Notwithstanding anything to the contrary set forth herein, and for the avoidance of doubt, the nomination of any person whose name is included as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any annual meeting (or any supplement thereto) as a result of any notice provided by any stockholder pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to such proposed nominee and whose nomination is not made by or at the direction of the Board of Directors or any authorized committee thereof shall not be deemed (for purposes of paragraph (A)(1) of this Section 14 or otherwise) to have been made pursuant to the notice of meeting given by or at the direction of the Board of Directors and any such nominee may only be nominated by a stockholder of the Corporation pursuant to clause (c) of paragraph (A)(1) of this Section 14.

(6) In the case of business, other than the nomination of a director, proposed by such stockholder, such stockholder’s notice shall set forth: (a) as to each item of business proposed by such stockholder (i) a brief description of the business, (ii) the text of the proposed business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), (iii) the reasons for conducting such business at the meeting and (iv) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (each, a “party” as used herein) (i) the name and address of such stockholder, as they appear on the Corporation’s books, and such beneficial owner; (ii) (1) the class, series and number of shares of capital stock of the Corporation which are owned, directly or indirectly, beneficially and of record by each such party; (2) any Derivative Instrument to which such party is a party or that is directly or indirectly owned beneficially by any such party, which Derivative Instruments shall be disclosed without regard to whether (x) any such Derivative Instrument conveys any voting rights in shares of any class or series of capital stock of the Corporation to such party; (y) any such Derivative Instrument is required to be, or is capable of being, settled through delivery of shares of any class or series of capital stock of the Corporation; or (z) such party may have entered into other transactions that hedge or mitigate the economic effect of such Derivative Instrument; (3) any proxy, contract, arrangement, understanding, or relationship pursuant to which either party has a right to vote, directly or indirectly, any security of the Corporation; (4) any rights to dividends on the shares of the Corporation owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the Corporation; (5) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (6) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household (which information set forth in this clause (ii) shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date); (iii) a description of all arrangements or understandings between each such party and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of each such party in such business; (iv) any direct or indirect interest of such party in any contract with the Corporation or any affiliate of the Corporation (including any employment agreement, collective bargaining agreement or consulting agreement); (v) a complete and accurate description of any pending, or to such party’s knowledge, threatened, legal proceeding in which such party is a party or participant involving the Corporation or, to such party’s knowledge, any current or former officer, director, affiliate or associate of the Corporation; (vi) identification of the names and addresses of other stockholders (including beneficial owners) known by such party to support the proposal of such business by such stockholder and, to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s); (vii) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such party (regardless of whether such party is actually required to file a Schedule 13D); (viii) any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings made in connection with solicitations of proxies for the proposal pursuant to Section 14(a) of the Exchange Act (whether or not such party intends to deliver a proxy statement or conduct a proxy solicitation); provided, however, that the disclosures in the foregoing subclauses (i) through (viii) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a party solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; (ix) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and such stockholder (or qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to propose such business; and (x) a representation whether or not either party intends to, or is part of a group that intends to, deliver a proxy statement and form of proxy to the holders of at least the percentage of the Corporation’s voting shares required under applicable law to adopt the business and/or whether or not either such party intends to otherwise solicit proxies from stockholders in support of such business; provided, however, that if the business is otherwise subject to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act (“Rule 14a-8”), the foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his, her or its intention to present such business at an annual meeting of stockholders of the Corporation in compliance with Rule 14a-8, and such business has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting of stockholders.

(7) The number of nominees a stockholder may nominate for election at the annual meeting shall not exceed the number of directors to be elected at such annual meeting. Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 14 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at the annual meeting is increased effective after the time period for which nominations would otherwise be due under paragraph (A)(2) of this Section 14 and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 14 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than 5:00 p.m., Mountain time, on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or any committee thereof or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 14 is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 14. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (A)(3) of this Section 14, and the information required by paragraph (A)(4) of this Section 14 from the proposed nominee, shall be delivered to the Secretary at the principal executive offices of the Corporation not later than 5:00 p.m., Central time, on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(C) General. (1) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 14 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 14. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 14 and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 14, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 14, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 14, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2) For purposes of this Section 14, unless otherwise indicated, the terms “affiliate” and “associate” shall have the respective meanings ascribed thereto in Rule 405 under the Securities Act of 1933 (such act, and the rules and regulations promulgated thereunder, the “Securities Act”) and the term “beneficial owner” or “beneficially owned” shall have the meaning set forth for such terms in Section 13(d) of the Exchange Act.

(3) For purposes of this Section 14, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(4) Nothing in this Section 14 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

(5) A stockholder is not entitled to have its proposal included in the Corporation’s proxy statement and form of proxy materials solely as a result of such stockholder’s compliance with the foregoing provisions of this Section 14.

ARTICLE III

Board of Directors

Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by applicable statutes or the Certificate of Incorporation.

Section 2. Number, Qualifications and Term of Office. The number of directors which shall constitute the whole board shall be at least one, or such other number as may be determined by resolution of the Board of Directors or by resolution of the stockholders. Directors need not be stockholders of the Corporation. Except as otherwise required or permitted by statute, the directors shall be elected at each annual meeting of the Corporation’s stockholders (or at any special meeting of the stockholders called for that purpose) by a majority of the voting power of the shares represented and voting, and each director shall be elected to serve until the next annual meeting of the stockholders or until his or her successor shall have been duly elected and qualified.

Section 3. Resignation and Removal. Any director may resign at any time upon written notice to the Corporation. Such resignation shall take effect on the date of the receipt of such notice, or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any director may be removed at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting shares entitled to elect such director taken at a meeting of the stockholders called for that purpose.

Section 4. Vacancies. If the office of any director becomes vacant by reason of death, resignation, removal, disqualification or otherwise, the directors then in office, although less than a quorum, by a majority vote may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. With respect to the initial election of a director to fill a newly created directorship resulting from an increase in the number of directors by action of the Board of Directors in the manner permitted by statute, such vacancy shall be filled by the affirmative vote of a majority of the directors serving at the time of the increase.

Section 5. Meetings of Directors. A regular meeting of the Board of Directors of the Corporation shall be held without other notice than this provision immediately after the annual meeting of stockholders, and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of stockholders which precedes it, or such other suitable place as may be announced at such meeting of stockholders. The Board of Directors of the Corporation may hold special meetings, from time to time, either within or without the State of Delaware, at such place as a majority of the members of the Board of Directors may from time to time appoint. If the Board of Directors fails to select a place for the meeting, the meeting shall be held at the principal executive office of the Corporation.

Section 6. Calling Meetings. Special meetings of the Board of Directors may be called by the Chief Executive Officer on two days’ notice to each director, either personally, by telephone or by mail or telegram and shall be called by the Chief Executive Officer in like manner and on like notice on the written request of at least two of the directors. Every such notice shall state the date, time and place of the meeting.

Section 7. Participation by Conference Telephone. Directors of the Corporation may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by that means shall constitute presence in person at the meeting.

Section 8. Waiver of Notice. A director may waive notice of a meeting of the Board of Directors. A written waiver, signed by the director entitled to notice, whether given before, at or after the meeting, shall be deemed equivalent to notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 9. Quorum. At all meetings of the Board of Directors a majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by applicable statutes or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. If a quorum is present at the call of a meeting, the directors may continue to transact business until adjournment notwithstanding the withdrawal of enough directors to leave less than a quorum.

Section 10. Organization of Meetings. The Chief Executive Officer shall preside at all meetings of the Board of Directors, and in his or her absence any director chosen by the directors present shall act as chairman. The Secretary shall act as secretary of all meetings of the Board of Directors, and in his or her absence any person appointed by the chairman shall act as secretary.

Section 11. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors, or committee, as the case may be.

Section 12. Compensation of Directors. The Board of Directors, by affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise or may delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for or to delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers and employees and to their families, dependents or beneficiaries on account of prior services rendered by such directors, officers and employees to the Corporation.

Section 13. Committees. The Board of Directors by resolution adopted by the affirmative vote of a majority of the directors present at any meeting at which there is a quorum may designate one or more committees, each committee to consist of one or more directors elected by the Board of Directors, which to the extent provided in said resolution as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, shall have and may exercise, when the Board of Directors is not in session, the powers of the Board of Directors in the management of the business and affairs of the Corporation, except action in respect to dividends to stockholders, election of the principal officers or the filling of vacancies in the Board of Directors or committees created pursuant to this section. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the Chief Executive Officer or upon request by the chairman of such meeting. Each such committee shall fix its own rules, consistent with applicable statutes and these Bylaws, governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request.

ARTICLE IV

Officers

Section 1. Number and Qualifications. The principal officers of the Corporation shall be chosen by the Board of Directors and shall include a Chief Executive Officer, a President, a Secretary and a Treasurer. The Board of Directors may also choose one or more Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices or functions of those offices may be held or exercised by the same person.

Section 2. Election. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chief Executive Officer, a President, a Secretary and a Treasurer by a resolution approved by a majority of the directors present.

Section 3. Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 4. Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

Section 5. Term of Office. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed with or without cause at any time by the affirmative vote of a majority of the Board of Directors. Any officer may resign at any time by giving written notice to the Chairman of the Board or the President of the Corporation. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 6. The Chief Executive Officer. Power and Duties. The Chief Executive Officer of the Corporation shall preside at all meetings of the Board of Directors and the stockholders, shall have general active management of the business of the Corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect, and may sign and deliver in the name of the Corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Certificate of Incorporation, these Bylaws or the Board of Directors exclusively to some other officer or agent of the Corporation. In addition to the general responsibilities incident to the office of Chief Executive Officer, he or she shall have such other powers and perform such additional duties as may from to time be assigned by the Board of Directors. Except as otherwise prescribed by these Bylaws or the Board of Directors, the Chief Executive Officer shall prescribe the duties of other officers.

Section 7. The President. Powers and Duties. The President shall be the chief operating officer of the Corporation, shall be responsible for the management of all the operations of the business of the Corporation and may also sign and deliver in the name of the Corporation any instruments or documents pertaining to the business of the Corporation which could be signed by the Chief Executive Officer. In addition to the general responsibilities incident to the office of President, he or she shall have such other powers and perform such additional duties as may from time to time be assigned by the Board of Directors or the Chief Executive Officer.

Section 8. The Vice President. Powers and Duties. The Vice President, if any, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

Section 9. The Secretary. Powers and Duties. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision he or she shall be.

Section 10. Assistant Secretary. The Assistant Secretary, if any, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

Section 11. The Treasurer. Powers and Duties. The Treasurer shall be the chief financial officer of the Corporation, and shall keep accurate financial records for the Corporation. He or she shall deposit all money, drafts, and checks in the name of and to the credit of the Corporation in the banks and depositories designated by the Board of Directors from time to time, and shall have the power to endorse for deposit all notes, checks, and drafts received by the Corporation. He or she shall disburse the funds of the Corporation as ordered by the Board of Directors, making proper vouchers therefor, and shall render to the Board of Directors, whenever requested, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

Section 12. Treasurer’s Bond. If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

Section 13. Assistant Treasurer. The Assistant Treasurer, if any, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

ARTICLE V

Certificates of Stock

Section 1. Certificates of Stock. The shares of stock of the Corporation may either be certificated or uncertificated. Every holder of stock in the Corporation that has a certificated interest and, upon request, any holder of an uncertificated interest shall be entitled to have a certificate, signed by, or in the name of the Corporation by the Chairman of the Board, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or by the Secretary or an Assistant Secretary of the Corporation, if there be one, certifying the number of shares owned by him or her in the Corporation. The certificates of stock shall be numbered in the order of their issue.

Section 2. Facsimile Signatures. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent, or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such Chairman of the Board, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be by facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

Section 3. Lost or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 4. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer or, in the case of uncertificated shares, upon receipt of proper transfer instructions from the registered holder thereof or such person’s attorney lawfully constituted in writing and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form, it shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the stockholder entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 5. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall be entitled to hold liable for calls and assessments a person so registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable statute.

Section 6. Legend. Before transferring any shares or issuing any new certificates, the Corporation shall first determine whether there are any restrictions thereon permitted by Section 202 of the Delaware General Corporation Law and to the extent stockholders have agreed to affix a legend or legends on the certificates, the transfer agent shall affix said legend on all certificates representing shares affected thereby and upon all substitute certificates related thereto.

ARTICLE VI

Indemnification

Section 1. Right to Indemnification. Every person who was or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Corporation, is or was serving at the request of the Corporation or for its benefit as a director, officer, employee or agent of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, including any employee benefit plan, shall be indemnified and held harmless by the Corporation to the fullest extent legally permissible under the General Corporation Law of the State of Delaware in the manner prescribed therein, from time to time, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection therewith. Similar indemnification may be provided by the Corporation to an employee or agent of the Corporation who was or is a party or is threatened to be made a party to or is involved in any such threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation or for its benefit as a director, officer, employee, or agent of another corporation or as its representative in a partnership, joint venture, trust or other enterprise, including any employee benefit plan.

Section 2. Contract. The provisions of Section 1 of this Article VI shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while such Section is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

Section 3. Indemnification Agreement. The corporation shall have the express authority to enter into such agreements as the Board of Directors deems appropriate for the indemnification of present or future directors or officers of the corporation in connection with their service to, or status with, the Corporation or any other corporation, entity or enterprise with whom such person is serving at the express written request of the Corporation.

Section 4. Other Indemnification. The rights of indemnification conferred by this Article VI shall not be exclusive of, but shall be in addition to, any other rights which such directors, officers, employees or agents may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article VI.

Section 5. Insurance. Upon a resolution or resolutions duly adopted by the Board of Directors of the corporation, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation against any liability or expenses asserted against such person or incurred by him or her in any capacity, or arising out of his or her capacity as such, whether or not the Corporation would have the power to indemnify such person against such liability or expenses under the provisions of applicable statutes, the Certificate of Incorporation or these Bylaws.

ARTICLE VII

General Provisions

Section 1. Dividends. Subject to the provisions of the applicable statutes and the Certificate of Incorporation, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property or in shares of the capital stock.

Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, deem proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall deem conducive to the interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 3. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 4. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 5. Seal. The Corporation may have such corporate seal as may be designated by resolution of the Board of Directors.

ARTICLE VIII

Amendments

Section 1. Amendments. The power to make, alter, amend or rescind these Bylaws is vested in the Board of Directors, subject to the power of the stockholders to adopt, amend or repeal these Bylaws, as permitted by applicable statutes.